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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report, which includes an explanatory paragraph regarding the Company's changes in methods of accounting for income taxes and postretirement benefits other than pensions as discussed in notes 6 and 9 to the consolidated financial statements, dated May 12, 1994 on our audits of the consolidated financial statements and financial statement schedules of Loral Corporation as of March 31, 1994 and 1993 and for the years ended
March 31, 1993, 1992 and 1991, which report is included in Loral Corporation's Annual Report on Form 10K for the fiscal year ended March 31, 1994 incorporated by reference in this registration statement and our report dated April 12, 1994 on our audit of the financial statements of the Loral Master Savings Plan at December 31, 1993 and 1992 and for the years then ended, which report is included in the Savings Plan annual report on Form 11K for the year ended December 31, 1993, incorporated by reference in this registration statement.






New York, New York                                  /s/ Coopers & Lybrand
September 28, 1994